Exhibit 3.2



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                              AMENDED AND RESTATED
                                 B Y E - L A W S


                                       OF

                         SECURITY CAPITAL ASSURANCE LTD

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                                TABLE OF CONTENTS

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                                 INTERPRETATION

1.      Interpretation.................................................................................1

                               BOARD OF DIRECTORS

2.      Board of Directors.............................................................................3
3.      Powers of the Board............................................................................3
4.      Power to Delegate to a Committee...............................................................4
5.      Power to Appoint and Dismiss Employees.........................................................4
6.      Power to Borrow and Charge Property............................................................4
7.      Exercise of Power to Purchase Shares of or Discontinue the Company.............................4
8.      Board Size; Classes of Directors...............................................................4
9.      Defects in Appointment of Directors............................................................5
10.     Shareholder Proposals and Nominations..........................................................5
11.     Removal of Directors...........................................................................6
12.     Vacancies on the Board.........................................................................6
13.     Notice of Meetings of the Board................................................................7
14.     Quorum at Meetings of the Board................................................................7
15.     Meetings of the Board..........................................................................7
16.     Unanimous Written Resolutions..................................................................7
17.     Contracts and Disclosure of Directors' Interests...............................................8
18.     Corporate Opportunities and Conflicts of Interest..............................................8
19.     Remuneration of Directors.....................................................................10

                                    OFFICERS

20.     Officers of the Company.......................................................................10
21.     Remuneration of Officers......................................................................10
22.     Duties of Officers............................................................................10
23.     Chairperson and Secretary of Meetings.........................................................11
24.     Register of Directors and Officers............................................................11

                                     MINUTES

25.     Obligations of Board to Keep Minutes..........................................................11

                                    INDEMNITY

26.     Indemnification and Exculpation of Directors of the Company and Others........................11
27.     Waiver of Certain Claims......................................................................12

                                    MEETINGS

28.     Notice of Annual General Meeting of Shareholders..............................................12
29.     Notice of Special General Meeting.............................................................13
30.     Accidental Omission of Notice of General Meeting..............................................13
31.     Short Notice..................................................................................13
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32.     Postponement of Meetings......................................................................13
33.     Quorum for General Meeting....................................................................13
34.     Adjournment of Meetings.......................................................................14
35.     Attendance at Meetings........................................................................14
36.     Written Resolutions...........................................................................14
37.     Attendance of Directors.......................................................................15
38.     Voting at Meetings............................................................................15
39.     Voting by Poll................................................................................15
40.     Decision of Chairperson.......................................................................16
41.     Instrument of Proxy...........................................................................16
42.     Representation of Corporations at Meetings....................................................17

                              VOTES OF SHAREHOLDERS

43.     General.......................................................................................17
44.     Adjustment of Voting Power....................................................................17
45.     Other Adjustments of Voting Power.............................................................19
46.     Board Determination Binding...................................................................19
47.     Requirement to Provide Information............................................................19

                            SHARE CAPITAL AND SHARES

48.     Rights of Shares..............................................................................19
49.     Power to Issue Shares.........................................................................20
50.     Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company........21
51.     Registered Holder of Shares...................................................................22
52.     Death of a Joint Holder.......................................................................22
53.     Share Certificates............................................................................22
54.     Calls on Shares...............................................................................22
55.     Forfeiture of Shares..........................................................................23

                            REGISTER OF SHAREHOLDERS

56.     Contents of Register of Shareholders..........................................................23
57.     Inspection of Register of Shareholders........................................................24
58.     Determination of Record Dates.................................................................24

                               TRANSFER OF SHARES

59.     Instrument of Transfer........................................................................24
60.     Restrictions on Transfer......................................................................24
61.     Transfers by Joint Holders....................................................................25

                             TRANSMISSION OF SHARES

62.     Representative of Deceased Shareholder........................................................25
63.     Registration on Death or Bankruptcy...........................................................25
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                        DIVIDENDS AND OTHER DISTRIBUTIONS

64.     Declaration of Dividends by the Board.........................................................26
65.     Other Distributions...........................................................................26
66.     Reserve Fund..................................................................................26
67.     Deduction of Amounts Due to the Company.......................................................26

                                 CAPITALIZATION

68.     Issue of Bonus Shares.........................................................................26

                        ACCOUNTS AND FINANCIAL STATEMENTS

69.     Records of Account............................................................................26
70.     Financial Year End............................................................................27
71.     Financial Statements..........................................................................27

                                      AUDIT

72.     Appointment of Auditor........................................................................27
73.     Remuneration of Auditor.......................................................................27
74.     Report of the Auditor.........................................................................27

                                     NOTICES

75.     Notices to Shareholders of the Company........................................................27
76.     Notices to Joint Shareholders.................................................................28
77.     Service and Delivery of Notice................................................................28

                               SEAL OF THE COMPANY

78.     The Seal......................................................................................28
79.     Manner in which Seal is to be Affixed.........................................................28

                                   WINDING-UP

80.     Winding-Up/Distribution by Liquidator.........................................................28

                             ALTERATION OF BYE-LAWS

81.     Alteration of Bye-Laws........................................................................28
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                                 INTERPRETATION

1.       INTERPRETATION

         (1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

                  (a) "Act" means the Companies Act 1981 of Bermuda as amended from time to time;

                  (b) "Affiliate" means, with respect to any Person, an individual or organization that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person. For the purposes of this definition, "control", with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise;

                  (c) "Audit Committee" means, subject to any applicable laws or regulations relating to the composition of such committee, the audit committee appointed by the Board in accordance with these Bye-laws, PROVIDED that, in the event that the Board shall not have appointed an Audit Committee, the Board shall constitute the Audit Committee;

                  (d) "Auditor" includes any individual, partnership or other entity appointed in accordance with the Act to audit the accounts of the Company;

                  (e) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting pursuant to the Act and these Bye-laws;

                  (f) "Business Day" means any day other than a Saturday, a Sunday or any day on which commercial banking institutions in Hamilton, Bermuda are authorized or obligated by law to close;

                  (g) "Cause" means willful misconduct, fraud, gross negligence, embezzlement or a conviction of, or a plea of "guilty" or "no contest" to, a felony or other crime involving moral turpitude;

                  (h) "Code" means the Internal Revenue Code of 1986, as amended, of the United States of America;

                  (i) "Company" means the company for which these Bye-laws are approved and confirmed;

                  (j) "Compensation Committee" means, subject to any applicable laws or regulations relating to the composition of such committee, the compensation committee appointed by the Board in accordance with these Bye-laws, PROVIDED that, in the event that the Board shall not have appointed a Compensation Committee, the Board shall constitute the Compensation Committee;

                  (k) "Controlled Shares", in reference to any Person, means all shares of the Company directly, indirectly or constructively owned by
         (i) such Person as determined pursuant to Section 958 of the Code and Treasury Regulations promulgated thereunder and under Section 957

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         of the Code (or the relevant successor provisions thereof) or (ii) a
         "group" of Persons within the meaning of Section 13(d)(3) of the Exchange Act;

                  (l) "Director" means a director of the Company;

                  (m) "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended

                  (n) "Governance and Nominating Committee" means, subject to any applicable laws or regulations relating to the composition of such committee, the governance and nominating committee appointed by the Board in accordance with these Bye-laws, PROVIDED that, in the event that the Board shall not have appointed an Governance and Nominating Committee, the Board shall constitute the Governance and Nominating Committee.

                  (o) "indirect" means, when referring to a holder or owner of shares, ownership of shares within the meaning of Section 958(a)(2) of the Code;

                  (p) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

                  (q) "Officer" means any Person appointed by the Board to hold an office in the Company;

                  (r) "Person" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof;

                  (s) "Register of Directors and Officers" means the Register of Directors and Officers referred to in these Bye-laws;

                  (t) "Register of Shareholders" means the Register of Shareholders referred to in these Bye-laws and shall be the same "register of members" required to be kept by the Company under the Act;

                  (u) "Resident Representative" means any Person appointed to act as resident representative;

                  (v) "Secretary" means the Person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant or acting secretary;

                  (w) "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  (x) "Shareholder" shall have the same meaning as the term "Member" in the Act and means the Person registered in the Register of Shareholders as the holder of shares (sometimes referred to in these Bye-laws as the direct holder) of the Company or, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Shareholders as one of such joint holders or all of such Persons as the context so requires;

                  (y) "United States of America" or "U.S." means the United States of America and dependent territories or any part thereof; and

                  (z) "XL Group" shall mean XL Capital Ltd and its consolidated subsidiaries.

         (2) In these Bye-laws, where not inconsistent with the context:

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                  (a) words denoting the plural number include the singular
         number and vice versa;

                  (b) words denoting the masculine gender include the feminine and neuter gender;

                  (c) the words:

                           (i) "may" shall be construed as permissive;

                           (ii) "shall" shall be construed as imperative; and

                  (d) unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

         (3) Expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in a visible form.

         (4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

                               BOARD OF DIRECTORS

2.       BOARD OF DIRECTORS

         The Board shall have the full power and authority provided to it by the Act and these Bye-laws.

3.       POWERS OF THE BOARD

         (1) In exercising such power and authority, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws and the provisions of any statute.

         (2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board that would have been valid if such regulation or alteration had not been made.

         (3) The Board may procure that the Company pays all expenses incurred in promoting and incorporating the Company.

         (4) The Board may from time to time appoint one or more Directors to the office of Chief Executive Officer of the Company.

         (5) The Board may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

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4.       POWER TO DELEGATE TO A COMMITTEE

         The Board may delegate any of its powers to a committee appointed by the Board (including the power to sub-delegate) and every such committee shall conform to such directions as the Board shall impose on them. Committees may consist of one or more Shareholders or wholly of Directors.

         The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and in that connection the Board may authorize a committee to adopt such rules for its meetings.

5.       POWER TO APPOINT AND DISMISS EMPLOYEES

         The Board may appoint, suspend or remove any Officer, manager, secretary, clerk, agent or employee of the Company and may determine their duties.

6.       POWER TO BORROW AND CHARGE PROPERTY

         The Board may exercise all of the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

7.       EXERCISE OF POWER TO PURCHASE SHARES OF OR DISCONTINUE THE COMPANY

         (1) The Board may exercise all of the powers of the Company to purchase (sometimes referred to in these Bye-laws as "repurchase") all or any part of its own shares pursuant to the Act.

         (2) The Board may exercise all of the powers of the Company to discontinue or redomesticate the Company to a named country or jurisdiction outside Bermuda pursuant to the Act.

8.       BOARD SIZE; CLASSES OF DIRECTORS

         (1) The Board shall consist of not less than 5 and not more than 15 Directors (as determined by resolution of the Board), with the number of Directors to be determined from time to time by resolution adopted by the affirmative vote of at least a two-thirds majority of the Board then in office; PROVIDED, HOWEVER, that, if no such resolution shall be in effect, the Board shall consist of 9 Directors. Any increase in the size of the Board pursuant to this BYE-LAW 8 shall be deemed to be a vacancy and may be filled in accordance with BYE-LAW 12 hereof.

         (2) Directors shall be elected, except in the case of a vacancy (as provided for in BYE-LAW 11 or 12, as the case may be), by the Shareholders in the manner set forth in paragraph (3) of this BYE-LAW 8 at an annual general meeting of Shareholders or any special general meeting called for the purpose and who shall hold office for the term set forth in paragraph (3) of this BYE-LAW 8.

         (3) At the time when these Bye-laws come into effect (as indicated in the resolution of the Shareholders adopting these Bye-laws), the Directors shall be divided into three classes, designated "Class I," "Class II" and "Class III." Each class shall consist, as nearly as may be possible, of one-third of the total number of Directors constituting the entire Board. The Class I Directors shall initially serve a one year term of office (expiring at the annual general meeting of Share-

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holders for 2007), the Class II Directors shall initially serve a two year term of office (expiring at the annual general meeting of Shareholders in 2008) and the Class III Directors shall initially serve a three year term of office (expiring at the annual general meeting of Shareholders in 2009). At the annual general meeting of Shareholders for 2007 and each succeeding annual general meeting of Shareholders, successors to the class of Directors whose term expires at such annual general meeting of Shareholders shall be elected for a three year term. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any Director of any class elected to fill a vacancy shall hold office for a term that shall coincide with the remaining term of the other Directors of that class, but in no case shall a decrease in the number of Directors shorten the term of any Director then in office. A Director shall hold office until the annual general meeting of Shareholders for the year in which his term expires, subject to his office being vacated pursuant to BYE-LAW 11 or 12. Notwithstanding the foregoing, each Director shall hold office until such Director's successor shall have been duly elected or until such Director is removed from office pursuant to BYE-LAW 11 or such Director's office is otherwise vacated.

9.       DEFECTS IN APPOINTMENT OF DIRECTORS

         All acts done by any meeting of the Board or by a committee of the Board shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

10.      SHAREHOLDER PROPOSALS AND NOMINATIONS

         (1) If a Shareholder desires to submit a proposal for consideration at an annual general meeting of Shareholders or special general meeting or to nominate Persons for election as Directors at any general meeting duly called for the election of Directors, notice of such Shareholder's intent to make such a proposal or nomination must be given by such Shareholder and received by the Secretary of the Company at the principal executive office or registered office of the Company not later than (i) with respect to an annual general meeting of Shareholders, one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual general meeting of Shareholders or (ii) with respect to a special general meeting, the close of business on the third (3rd) day following the date on which notice of such meeting is first sent or given to Shareholders; PROVIDED that, for so long as a Shareholder has the right by contract or agreement to nominate Persons for election as Directors, except as otherwise required by the Act or applicable rules or regulations, such Shareholder shall not have the right to nominate Persons for election as Directors pursuant to this BYE-LAW 10. Each notice shall describe the proposal or nomination in sufficient detail for a proposal or nomination to be summarized on the agenda for the meeting and shall set forth (i) the name and address, as it appears on the books of the Company, of the Shareholder who intends to make the proposal or nomination; (ii) a representation that such Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such proposal or nomination; and (iii) the class and number of shares of the Company that are beneficially owned by such Shareholder. In addition, in the case of a Shareholder's proposal, the notice shall set forth the reasons for conducting such proposed business at the meeting and any material interest of such Shareholder in such business.

         (2) In the case of a nomination of any Person for election as a Director, the notice shall set forth: (i) the name and address of such Person to be nominated; (ii) a description of all arrangements or understandings between the Shareholder and each nominee and any other Person or Persons (naming such Person or Persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (iii) such other information regarding such nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or

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not the Company is then subject to such Regulation; and (iv) the consent of each nominee to serve as a Director of the Company, if so elected.

         (3) The chairperson of the annual general meeting of Shareholders or special general meeting shall, if the facts warrant, refuse to acknowledge a proposal or nomination not made in compliance with the foregoing procedure and any such proposal or nomination not properly brought before the meeting shall not be considered.

11.      REMOVAL OF DIRECTORS

         (1) The Shareholders may, at any annual general or special general meeting convened and held in accordance with these Bye-laws, remove a Director before the stated expiry of his term only for Cause by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes cast in accordance with the provisions of these Bye-laws; PROVIDED that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served upon such Director not less than 14 days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director's removal without prejudice to BYE-LAW 36.

         (2) A vacancy on the Board created by the removal of a Director under the provisions of paragraph (1) of this BYE-LAW 11 may be filled by the Shareholders by the affirmative vote of Shareholders holding at least a majority of the total combined voting power of all of the issued and outstanding shares of the Company at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy. A Director so elected or appointed shall hold office until the next annual general meeting of Shareholders or until such Director's office is otherwise vacated and shall serve within the same class of Directors as the predecessor.

         (3) The Board may, at any meeting of the Board convened and held in accordance with these Bye-laws, remove a Director before the stated expiry of his term only for Cause by a resolution of the Board carried by the affirmative vote of at least a two-thirds majority of the Board then in office.

12.      VACANCIES ON THE BOARD

         (1) The Board shall have the power from time to time and at any time to appoint any Person as a Director to fill a vacancy on the Board occurring as the result of any of the events listed in paragraph (3) of this BYE-LAW 12 or from an increase in the size of the Board pursuant to BYE-LAW 8. The Board shall also have the power from time to time to fill any vacancy left unfilled at a general meeting. A Director appointed by the Board to fill a vacancy shall hold office until the next annual general meeting of Shareholders or until such Director's office is otherwise vacated and, if such Director is appointed to fill a vacancy occurring as a result of any of the events listed in paragraph (3) of this BYE-LAW 12, shall serve within the same class of Directors as the predecessor but otherwise when filling the vacancy, the Board shall assign the Director to a class in keeping with the provisions of paragraph (3) of BYE-LAW 8.

         (2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act, notwithstanding the absence of a quorum, for the purpose of (i) summoning a general meeting of the Company or
(ii) preserving the assets of the Company.

         (3) The office of a Director shall be vacated if the Director:

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                  (a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

                  (b) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

                  (c) is or becomes disqualified, disabled, of unsound mind, or dies; or

                  (d) resigns his or her office by notice in writing to the Company.

         (4) Notwithstanding anything contained herein to the contrary, the provisions of BYE-LAW 11, this BYE-LAW 12 and all other provisions contained in these Bye-laws related to the filling of vacancies on the Board shall be subject to any legal obligation of the Company, whether by contract, agreement or otherwise, to provide any Person with the ability to nominate Persons for election as Directors.

13.      NOTICE OF MEETINGS OF THE BOARD

         (1) The Chairperson may, and the Chairperson on the requisition of a majority of the Directors then in office shall, at any time, upon three days' notice, summon a meeting of the Board, PROVIDED that all of the Directors may consent to a shorter notice period.

         (2) Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail, courier service, facsimile, email or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.

14.      QUORUM AT MEETINGS OF THE BOARD

         The quorum necessary for the transaction of business at a meeting of the Board shall be at least one-half of the total number of the Directors then in office, present in person or represented by a duly authorized representative appointed in accordance with the Act.

15.      MEETINGS OF THE BOARD

         (1) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

         (2) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

         (3) Unless otherwise provided in these Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast.

16.      UNANIMOUS WRITTEN RESOLUTIONS

         A resolution in writing signed by all of the Directors then in office, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

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17.      CONTRACTS AND DISCLOSURE OF DIRECTORS' INTERESTS

         (1) Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorize a Director or Director's firm, partner or company to act as Auditor to the Company.

         (2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company or any of its subsidiaries shall declare the nature of such interest to the Governance and Nominating Committee, whether or not such declaration is required by law.

         (3) Following a declaration being made pursuant to this BYE-LAW 17, and unless disqualified by the chairperson of the relevant Board meeting or recused, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

18.      CORPORATE OPPORTUNITIES AND CONFLICTS OF INTEREST

         (1) In recognition and anticipation (i) that the Company will not be a wholly-owned subsidiary of XL Capital Ltd and that the XL Group will be a significant Shareholder of the Company, (ii) that directors, officers and/or employees of the XL Group may serve as Directors, Officers and/or employees of the Company, (iii) that the XL Group and the Company may engage in the same, similar or related lines of business as those in which the other, directly or indirectly, may engage and/or other business activities that may overlap with or compete with those in which the other, directly or indirectly, may engage, (iv) that the XL Group may have an interest in the same areas of corporate opportunity as the Company and/or its subsidiaries and (v) that, as a consequence of the foregoing, it is in the best interests of the Company that the respective rights and duties of the Company and of the XL Group, and the duties of any Directors, Officers or employees of the Company who are also directors, officers or employees of the XL Groups and VICE VERSA, be determined and delineated in respect of any transactions between, or opportunities that may be suitable for both, the Company and its subsidiaries, on the one hand, and the XL Group, on the other hand, the provisions of this BYE-LAW 18 shall to the fullest extent permitted by law regulate and define the conduct of certain of the business and affairs of the Company in relation to the XL Group and the conduct of certain affairs of the Company as they may involve the XL Group and its officers, directors and employees, and the power, rights, duties and liabilities of the Company and its Officers, Directors, employees and Shareholders in connection therewith. Any person purchasing or otherwise acquiring any shares of capital stock of the Company, or any interest therein, shall be deemed to have notice of and to have consented to the provisions of this BYE-LAW 18.

         (2) The Company may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with the XL Group pursuant to which the Company or any of its subsidiaries, on the one hand, and the XL Group, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both the XL Group and the Company or any of its subsidiaries) to allocate opportunities between or to refer opportunities to each other. Subject to paragraph (4) of this BYE-LAW 18, no such agreement, or the performance thereof by the Company or any of its subsidiaries, or the XL Group, shall, to the fullest extent permitted by law, be considered contrary to (i) any fiduciary duty that the XL Group may owe to the Company or any of its subsidiaries or to any Shareholder or other owner of an equity interest in the Company or any of its subsidiaries by reason of the XL

Group being a controlling or significant Shareholder of the Company or of any of its subsidiaries or participating in the control of the Company or of any of its subsidiaries or (ii) any fiduciary duty of any Director, Officer or employee of the Company or any of its subsidiaries who is also a director, officer or employee of the XL Group to the Company or such subsidiary, or to any Shareholder thereof or other owner of an equity interest in the Company or any of its subsidiaries. Subject to paragraph (4) of this BYE-LAW 18, to the fullest extent permitted by law, the XL Group, as a Shareholder of the Company or any of its subsidiaries, or as a participant in control of the Company or any of its subsidiaries, shall not have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above and no Director, Officer or employee of the Company who is also a director, officer or employee of the XL Group shall have or be under any fiduciary duty to the Company or any of its subsidiaries or to any Shareholder thereof or other owner of an equity interest in the Company or any of its subsidiaries, to refrain from acting on behalf of the Company or any of its subsidiaries or of the XL Group in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

         (3) Except as otherwise agreed in writing between the Company and the XL Group, neither the Company nor the XL Group shall, to the fullest extent permitted by law, have any duty to refrain from (i) engaging in the same or similar activities or lines of business as the Company or the XL Group, as the case may be, or (ii) doing business with any client, customer or vendor of the Company or the XL Group, as the case may be, and (except as provided in paragraph (4) of this BYE-LAW 18) neither the XL Group nor any officer, director or employee thereof shall, to the fullest extent permitted by law, be deemed to have breached its fiduciary duties, if any, to the Company solely by reason of the XL Group's engaging in any such activity.

         (4) (a) In the event that a Director, Officer or employee of the Company who is also a director, officer or employee of the XL Group acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the XL Group, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, if such director, officer or employee acts in a manner consistent with the following policy:

                           (i) a corporate opportunity made available to any
                  person who is a Director but not an Officer or employee of the Company and who is also a director, officer or employee of the XL Group shall belong to the Company only if such opportunity is expressly made available to such person solely in his or her capacity as a Director of the Company; and

                           (ii) a corporate opportunity made available to any
                  person who is an officer and/or employee of both the Company and the XL Group shall belong to the Company unless such opportunity is expressly made available to such person solely in his or her capacity as an officer or employee of the XL Group.

                  (b) If an Officer, Director or employee of the Company, who also is an officer, director or employee of the XL Group, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and the XL Group in any manner not addressed by paragraph (4)(a) of this BYE-LAW 18, such officer, director or employee shall have no duty to communicate or present such corporate opportunity to the Company and shall to the fullest extent permitted by law not be liable to the Company or its Shareholders for breach of fiduciary duty as an Officer, Director or employee of the Company by reason of the fact that the XL Group pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity or does not present such corporate opportunity to the Company.

         (5) For purposes of this BYE-LAW 18, (a) a "subsidiary" of the Company shall include any Person controlled by the Company, (b) the term "XL Group" shall include any Person controlled by XL Capital Ltd (other than the Company and its subsidiaries) and (c) "corporate opportunities" shall include, but not be limited to, business opportunities that the Company is financially able to undertake, which are, from their nature, in the line of the Company's business, are of practical advantage to it and are ones in which the Company, but for the provisions of paragraphs (3) and (4) of this BYE-LAW 18, would have an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the XL Group or its officers, directors or employees will be brought into conflict with that of the Company. For the avoidance of doubt, if a director, officer or employee of the XL Group first acquires knowledge of a corporate opportunity principally in such director's, officer's or employee's capacity as a Director, Officer or employee of the Company, such corporate opportunity shall belong solely to the Company and not to the XL Group unless the Company has determined not to pursue such corporate opportunity, in which case, the XL Group and its directors, officers and employees shall to the fullest extent permitted by law not be liable to the Company or its Shareholders for breach of any fiduciary duty as a Shareholder of the Company by reason of the fact that the XL Group acquires or seeks such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or otherwise does not communicate information regarding such corporate opportunity to the Company.

         (6) This BYE-LAW 18 shall be given effect to the full extent permitted by applicable law.

19.      REMUNERATION OF DIRECTORS

         The remuneration and benefits (if any) of the Directors shall be determined by the Compensation Committee. The Directors may also be paid or reimbursed for all travel, hotel and other expenses properly and reasonably incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general or special meetings of the Company or in connection with the business of the Company or their duties as Directors generally.

                                    OFFICERS

20.      OFFICERS OF THE COMPANY

         The Officers of the Company may consist of any of the following
Officers: a Chairperson, a Deputy Chairperson, a Chief Executive Officer, a Chief Financial Officer, a Secretary and such additional Officers as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Bye-laws. For the avoidance of doubt, the Chairperson need not be an employee of the Company.

21.      REMUNERATION OF OFFICERS

         The Officers shall receive such remuneration and benefits as the Compensation Committee may from time to time determine.

22.      DUTIES OF OFFICERS

         The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them from time to time by the Board or, in the case of Officers other than the Chief Executive Officer, by the Chief Executive Officer.

23. CHAIRPERSON AND SECRETARY OF MEETINGS

         (1) The Chairperson shall act as chairperson at all meetings of the Shareholders and of the Board at which such Person is present. In the Chairperson's absence, a chairperson shall be appointed or elected by those present at such meeting and entitled to vote.

         (2) The Secretary shall act as secretary at all meetings of the Shareholders and of the Board and any committee thereof at which such Person is present. In the Secretary's absence, a secretary shall be appointed by the chairperson of such meeting.

24. REGISTER OF DIRECTORS AND OFFICERS

         The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

                                     MINUTES

25.      OBLIGATIONS OF BOARD TO KEEP MINUTES

         (1) The Board shall cause minutes to be duly entered in books provided for the purpose:

                  (a) of all elections and appointments of Officers;

                  (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

                  (c) of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

                                    INDEMNITY

26.      INDEMNIFICATION AND EXCULPATION OF DIRECTORS OF THE COMPANY AND OTHERS

         (1) The Company shall, in the case of Directors, Officers and employees, and may (in the discretion of the Board) in the case of agents, indemnify, in accordance with and to the full extent now or (if greater) hereafter permitted by Bermuda law, each such Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Company), by reason of such person's acting in such capacity or acting in any other capacity for, or on behalf of, the Company (including, for the avoidance of doubt, with respect to the approval or disapproval of any transaction between or among the Company and one or more of its Affiliates or the pursuit of corporate opportunities), against any liability or expense actually and reasonably incurred by such Person in respect thereof. For the avoidance of doubt, the indemnity provided in this BYE-LAW 26 shall extend, without limitation, to any matter in which an indemnified party may be guilty of negligence, default, breach of duty or breach of trust in relation to the Company or any of its subsidiaries, but shall not extend to any matter as to which such indemnified party admits that he is guilty, or is found, by a court of competent jurisdiction in a final judgment or decree not subject to appeal, guilty, of any fraud or dishonesty in relation to the Company. The Company shall, in the case of Directors, Officers and employees, and may, in the case of agents, advance the expenses of defending any such act, suit or proceeding; PROVIDED that such advancement shall be subject to reimbursement by such Director, Officer, employee or agent to the extent such person shall be found not to be entitled to such advancement of expenses under Bermuda law.

         (2) The Board may authorize the Company to purchase and maintain insurance on behalf of any Person who is or was a Director, Officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, Officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this BYE-LAW 26.

         (3) Directors, Officers and employees of the Company shall have no personal liability to the Company or its Shareholders for any action or failure to act to the fullest extent for which they are indemnified hereunder.

         (4) The indemnification, expense reimbursement, exculpation and other provisions provided by this BYE-LAW 26 shall not be deemed exclusive of any other rights to which the persons identified in this BYE-LAW 26 may be entitled under any bye-law, agreement, vote of Shareholders or Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a Person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

27.      WAIVER OF CERTAIN CLAIMS

         (1) Each present and future Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director, Officer or employee on account of any action taken by such Director, Officer or employee, or the failure of such Director, Officer or employee to take any action, in the performance of his duties with or for the Company (including, for the avoidance of doubt, with respect to the approval or disapproval of any transaction between the Company and one or more of its Affiliates, the pursuit of corporate opportunities or the reporting to Shareholders of related person insurance income), in each case to the full extent that such Director, Officer or employee may be indemnified under BYE-LAW 26.

         (2) The provisions of this BYE-LAW 27 shall apply to, and for the benefit of, any Person acting as (or with the reasonable belief that he or she will be appointed or elected as) a Director, Officer or employee in the reasonable belief that he or she has been so appointed or elected notwithstanding any defect in such appointment or election and to any Person who is no longer, but at one time was, a Director, Officer or employee.

         (3) This Bye-law is not intended to limit the scope of BYE-LAW 18.

                                    MEETINGS

28.      NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

         The annual general meeting of Shareholders shall be held in each year other than the year of incorporation at such time and place as the President or the Chairperson, or any two Directors or any Director and the Secretary or the Board shall appoint. At least 20 days' notice of such meeting shall be given to each Shareholder, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat and such additional information as may be required by the Act.

29.      NOTICE OF SPECIAL GENERAL MEETING

         Special general meetings for any purpose or purposes may be called only
(i) by the Chairperson, (ii) by the President, (iii) by a majority of the Directors in office or (iv) as required by the Act, in each case, upon not less than five days' notice (or as otherwise prescribed by the Act), which notice shall state the date, time, place and such additional information as may be required by the Act.

30.      ACCIDENTAL OMISSION OF NOTICE OF GENERAL MEETING

         The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Person entitled to receive notice shall not invalidate the proceedings at that meeting.

31.      SHORT NOTICE

         Subject to any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by
(i) all of the Shareholders entitled to attend and vote thereat, in the case of an annual general meeting of Shareholders or (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat, in the case of a special general meeting.

32.      POSTPONEMENT OF MEETINGS

         The Chairperson or the President or any two Directors may, and the Secretary on instruction from the Chairperson or the President or any two Directors shall, postpone any general meeting called in accordance with the provisions of these Bye-laws, PROVIDED that notice of postponement is given to each Shareholder before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with the provisions of these Bye-laws.

33.      QUORUM FOR GENERAL MEETING

         At the commencement of any general meeting of the Company, two or more Persons present in person and representing in person or by proxy shares representing more than fifty percent (50%) of the issued and outstanding shares entitled to vote at the meeting shall form a quorum for the transaction of business, PROVIDED that, if the Company shall at any time have only one Shareholder, one Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, then the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine, provided that the in the case of a meeting conveyed by requisition of shareholders, the meeting shall be cancelled. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

34.      ADJOURNMENT OF MEETINGS

         (1) The chairperson of a general meeting may, with the consent of the majority of the Shareholders present at any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. In addition, the chairperson may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

                  (a) it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present;

                  (b) the unruly conduct of Persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

                  (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

         (2) Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.      ATTENDANCE AT MEETINGS

         (1) If the chairperson of the meeting consents, Shareholders may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all Persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

         (2) The Board may, and at any general meeting the chairperson of such meeting may, make any arrangement and impose any requirement or restriction as may be considered appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board is, and at any general meeting the chairperson of such meeting is, entitled to refuse entry to a Person who refuses to comply with any such arrangements, requirements or restrictions.

36.      WRITTEN RESOLUTIONS

         (1) Subject to paragraph (6) of this BYE-LAW 36, anything that may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Shareholders of the Company may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Shareholder that is a corporation, whether or not a company within the meaning of the Act, on behalf of, all of the Shareholders who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

         (2) A resolution in writing may be signed by, or, in the case of a Shareholder that is a corporation, whether or not a company within the meaning of the Act, on behalf of, all of the Shareholders, or any class thereof, in as many counterparts as may be necessary.

         (3) A resolution in writing made in accordance with this BYE-LAW 36 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders and such resolution passed shall constitute the holding of a meeting so required under the Act.

         (4) A resolution in writing made in accordance with this BYE-LAW 36 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favor of a resolution shall be construed accordingly.

         (5) A resolution in writing made in accordance with this BYE-LAW 36 shall constitute minutes for the purposes of the Act.

         (6) This BYE-LAW 36 shall not apply to a resolution passed to remove an Auditor from office before the expiration of such Auditor's term of office.

37.      ATTENDANCE OF DIRECTORS

         The Directors of the Company shall be entitled to receive notice of and to attend any general meeting.

38.      VOTING AT MEETINGS

         Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the provisions of these Bye-laws and, in the case of an equality of votes, the resolution shall fail, PROVIDED that, until the XL Group's ownership of the then-outstanding common shares of the Company is first equal to or less than 35%, (i) the acquisition, sale, lease or transfer of all or substantially all of the assets of the Company, (ii) the discontinuance or redomestication of the Company out of Bermuda to another jurisdiction, (iii) mergers or amalgamations and (iv) the liquidation, dissolution or winding-up of the Company shall, in each case, be approved by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the votes cast in accordance with the provisions of these Bye-laws; PROVIDED, FURTHER, that, at any election of Directors, nominees shall be elected by a plurality of the votes cast.

39.      VOTING BY POLL

         (1) At any general meeting, a resolution put to the vote of the meeting or any question proposed for the consideration of the Shareholders shall be voted upon by poll, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares.

         (2) Where a vote is taken by poll at any general meeting in accordance with the provisions of paragraph (1) of this BYE-LAW 39, subject to any rights or restrictions for the time being lawfully attached to any class or series of shares, every Person present at such meeting shall have for each voting share of which such Person is the holder or for which such Person holds a proxy the number of votes determined pursuant to BYE-LAWS 44-47 (inclusive) and such votes shall be counted in the manner set out in paragraph (4) of this BYE-LAW 39 or, in the case of a general meeting at which one or more Shareholders are present by telephone, in such manner as the chairperson of such meeting may direct. A Person entitled to more than one vote need not use all of his votes or cast all of the votes he uses in the same way. The result of such poll shall be deemed to be the resolution of the meeting at which such poll is taken.

         (3) A poll taken in accordance with the provisions of paragraph (1) of this BYE-LAW 39 on a question of adjournment shall be taken forthwith and a poll taken on any other question shall be taken in such manner and at such time and place as the chairperson (or acting chairperson) of the general meeting may direct and any business may be proceeded with pending the taking of the poll.

         (4) Where a vote is taken by poll, each Person present and entitled to vote shall be furnished with a ballot paper on which such Person shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Shareholders or proxy holders or representatives appointed by the chairperson of the meeting for the purpose and the result of the poll shall be declared by the chairperson of the meeting.

40.      DECISION OF CHAIRPERSON

         (1) At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairperson of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

         (2) At any general meeting a declaration by the chairperson of the meeting that a question proposed for consideration has been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall be conclusive evidence of that fact.

41.      INSTRUMENT OF PROXY

         (1) Every Shareholder entitled to vote has the right to do so either in person or by one or more Persons authorized by a proxy executed and delivered in accordance with these Bye-laws.

         (2) A Person so authorized as a proxy shall be entitled to exercise the same power on behalf of the grantor of the proxy as the grantor could exercise at a general meeting of the Company.

         (3) Any Shareholder may appoint a standing proxy or (if a corporation, by a representative pursuant to BYE-LAW 42) by depositing at the registered office of the Company, or at such place or places as the Board may otherwise specify from time to time for such purpose, a proxy or (if a corporation) an authorization and such proxy or authorization shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the registered office of the Company, or at such place or places as the Board may otherwise specify from time to time for such purpose. A Person so authorized as a proxy or representative shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise and the grantor shall for the purposes of these Bye-laws be deemed to be present in person at any such meeting if a Person so authorized is present at the meeting. Where a standing proxy or authorization exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary or appropriate as to the due execution and continuing validity of any such standing proxy or authorization and the operation of any such standing proxy or authorization shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

         (4) Subject to paragraph (3) of this BYE-LAW 41, the instrument appointing a proxy, together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the registered office of the Company (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote and, in default, the instrument of proxy shall not be treated as valid. (5) Instruments of proxy shall be in such form as the Board may approve (including, without limitation, written or electronic form) and the Board may, if it thinks fit, send out with the notice of any meeting forms of instruments of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

         (6) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or unsoundness of mind of the principal subsequent to giving the proxy but before the vote or revocation of the instrument of proxy or of the authority under which it was executed.

         (7) The decision of the chairperson of any general meeting as to the validity of any appointment of a proxy shall be final.

42.      REPRESENTATION OF CORPORATIONS AT MEETINGS

         A corporation that is a Shareholder may, by written instrument, authorize any Person as it thinks fit to act as its representative at any meeting of the Shareholders or for all meetings of the Shareholders or for all meetings of the Shareholders for a certain or determinable period or until revocation and such Person so authorized shall be entitled to exercise the same powers on behalf of such corporation as such corporation could exercise if it were an individual Shareholder and such corporation shall be deemed to be present in person as a Shareholder at any such meeting attended by its authorized representative or representatives. Notwithstanding the foregoing, the chairperson of the meeting may accept such assurances as he or she thinks fit as to the right of any Person to attend and vote at general meetings on behalf of a corporation that is a Shareholder.

                              VOTES OF SHAREHOLDERS

43.      GENERAL

         Except as provided in BYE-LAWS 44-47 (inclusive) below, every Shareholder of record owning shares conferring the right to vote in person or by proxy shall have one vote, or such other number of votes as may be specified in the terms of the issue and rights and privileges attaching to such shares or in these Bye-laws, for each such share registered in such Shareholder's name in the Register of Shareholders.

44.      ADJUSTMENT OF VOTING POWER

         (1) If and for so long as (and whenever) the shares of a Shareholder, including any votes conferred by Controlled Shares, would otherwise represent more than 9.5% of the aggregate voting power of all shares entitled to vote on a matter, including an election of Directors, the votes conferred by such shares are hereby reduced by whatever amount is necessary such that, after giving effect to any such reduction (and any other reductions in voting power required by these Bye-laws), the votes conferred by such shares shall represent 9.5% of the aggregate voting power of all shares of the Company entitled to vote on such matter; PROVIDED, HOWEVER, that, except as provided in paragraph (2) of this BYE-LAW 44, no such reduction in votes shall occur with respect to (i) shares held by any member of the XL Group or (ii) shares transferred by the XL Group to any Person that is not a member of the XL Group in a transaction not registered under the Securities Act (or exempt from such registration pursuant to Rule 144 of the Securities Act or any successor provision thereof) and, upon the consummation of such transfer, any shares previously held or subsequently acquired by such Person (or an Affiliate thereof), but, in each case, only for so long as such Person (or an Affiliate thereof) continues to hold such shares (it being understood that this clause
(ii) shall not apply to shares transferred by such Person (or an Affiliate thereof) to any non-Affiliate thereof); PROVIDED, in the case of this clause
(ii), that the Board receive prompt (and, in any event, within 15 Business Days of the completion of such transfer) notice from the XL Group and such Person of such transfer and the applicability of this clause (ii) to such Person's shares; PROVIDED, FURTHER, that the XL Group shall not be entitled to provide such notice in respect of more than three such transferees.

         (2) If and for so long as the votes conferred by shares held by the XL Group would otherwise represent more than 50.1% of the aggregate voting power of all shares entitled to vote generally at an election of Directors, the votes conferred by such shares are hereby reduced by whatever amount is necessary such that, after giving effect to any such reduction, the votes conferred by such shares shall represent no more than 50.1% of the aggregate voting power of all shares of the Company entitled to vote generally at any election of Directors. If and so long as the votes conferred by shares held by the XL Group would otherwise represent more than 47.5% of the aggregate voting power of all shares entitled to vote on a matter (other than the election of Directors), the votes conferred by such shares held by the XL Group, with respect to voting on such matters, shall represent no more than 47.5% of the aggregate voting power of all shares of the Company entitled to vote on such matter. Either or both of such limitations shall cease to apply, or may be adjusted upwards, upon receipt by the Company of written confirmation from each nationally recognized rating agency then providing a financial strength rating for the Company and/or its subsidiaries that such financial strength rating is or will be determined without reference to the ratings of any member of the XL Group or that the then financial strength rating issued by it will not at the time of such confirmation be adversely affected by the elimination or adjustment of such limitation, and, in the case of any adjustment (as opposed to elimination), the applicable percentages set forth in the first sentence of this paragraph (2) shall automatically be adjusted to those percentages as so determined by the foregoing; PROVIDED, HOWEVER, that, in the event that any such written confirmation shall later be rescinded, such limitation shall be reinstated at a percentage equal to the lesser of (i) such percentage as is required by the rescinding rating agency and (ii) the percentage set forth in the first sentence of this paragraph (2) originally applicable to such limitation.

         (3) Upon notice by a Shareholder to the Board, the number of votes conferred by the total number of shares held directly by such Shareholder shall be reduced to that percentage of the total voting power of the Company, as so designated by such Shareholder (subject to acceptance of such reduction by the Board in its sole discretion), such that (and to the extent that) such Shareholder or the Company may meet any applicable insurance or other regulatory or rating agency requirements or voting threshold or limitation or to evidence that such Person's voting power is no greater than such threshold.

         (4) Notwithstanding the foregoing provisions of this BYE-LAW 44, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the Controlled Shares of any Person that they consider fair and reasonable under the circumstances to ensure that such votes represent 9.5% (or the percentage designated by a Shareholder pursuant to paragraph (3) of this BYE-LAW 44). Such adjustments intended to implement the 9.5% limitation set forth in paragraph (1) of this BYE-LAW 44 shall be subject to the proviso contained in such paragraph (1), but adjustments intended to im-plement the limitation set forth in a notice pursuant to paragraph (3) of this BYE-LAW 44 shall not be subject to the proviso contained in paragraph (1).

         (5) The Board may take all other appropriate steps, and require such other documentation, subject to reasonable confidentiality provisions, to effectuate the foregoing.

45.      OTHER ADJUSTMENTS OF VOTING POWER

         In addition to the principles described in BYE-LAW 44, the Board may make further adjustments to voting rights and may determine that shares held by a Shareholder shall carry different voting rights, in any such case, only to the extent that it determines appropriate to avoid adverse tax, legal, rating agency or regulatory consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates; PROVIDED, HOWEVER, that this BYE-LAW 45 shall not apply to the XL Group or any other Person who has the benefit of clause (ii) to paragraph (1) of BYE-LAW 44. For the avoidance of doubt, in applying the provisions of BYE-LAWS 44-47 (inclusive), a share may carry a fraction of a vote.

46.      BOARD DETERMINATION BINDING

         Any determination by the Board as to any reduction in voting power of any shares made pursuant to paragraph (1) or (4) of BYE-LAW 44 or BYE-LAW 45 shall be final and binding and any vote taken based on such determination shall not be capable of being challenged solely on the basis of such determination.

47.      REQUIREMENT TO PROVIDE INFORMATION

         Each Shareholder shall provide the Company with such information as the Company may reasonably request, subject to reasonable confidentiality provisions, so that the Company and the Board may make determinations as to the ownership (direct or indirect or by attribution) of Controlled Shares by such Shareholder or by any Person to which shares may be attributed as a result of the ownership of shares by such Shareholder.

                            SHARE CAPITAL AND SHARES

48.      RIGHTS OF SHARES

         Without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the share capital of the Company shall consist of at least one class of common shares that carry voting rights. The holders of shares shall, subject to the provisions of these Bye-laws and unless shares held are not common shares and are classes or series of shares with additional or other rights and restrictions:

                  (a) be entitled to such dividends as the Board may from time to time declare;

                  (b) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

                  (c) generally be entitled to enjoy all of the rights attaching to shares.

49.      POWER TO ISSUE SHARES

         (1) Subject to the restrictions, if any, that are provided for in these Bye-laws, from time to time and without prejudice to any special rights previously conferred on the holders of any existing shares or class or series of shares, the Board shall have power to issue any unissued shares of the Company (including, without limitation, as consideration for services rendered to the Company or to be rendered to the Company) on such terms and conditions and with such rights and restrictions as it may determine and any shares or class or series of shares may be issued with such preferred, deferred, redemption, repurchase or other special rights or such restrictions, whether in regard to dividend, voting (including, without limitation, shares that do not carry any voting rights), return of capital or otherwise as the Board may determine. Further, the Board may create and issue shares of a new class or series or of any existing class or series of shares and the Board may generally exercise the powers of the Company to (a) divide its shares into several classes or series and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions; (b) consolidate and divide all or any of its share capital into shares of an amount larger than its existing shares; (c) subdivide its shares, or any of them, into shares of an amount smaller than is fixed by the Memorandum of Association of the Company, PROVIDED, HOWEVER, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of a share from which the reduced share is derived; (d) make provision for the issue and allotment of shares that do not carry any voting rights; and (e) cancel shares that, at the date of the passing of the resolution of the Board in that behalf, have not been taken or agreed to be taken by any Person, and diminish the amount of the Company's share capital by the amount of the shares so cancelled, without the need of any specific approval of the Shareholders as might otherwise be required by such sections of the Act. The Board may also issue options, warrants or other rights to purchase or acquire shares or, subject to the Act, securities convertible into or exchangeable for shares (including, without limitation, any employee benefit plan providing for the issue of shares or options or rights in respect thereof) on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any Person or Persons owning or offering to acquire a specified number or percentage of the outstanding shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of such Person or Persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations and, at such times, for such consideration and on such terms and conditions as it may determine. The Board may create and issue shares, including, but not limited to, series of preferred shares (which may or may not be separate classes of preferred shares), at such times, for such consideration and on such terms and conditions, with similar or different rights or restrictions as any other class or series and to establish from time to time the number of preferred shares to be included in each such class or series, and to fix the designation, powers, preferences, voting rights, dividend rights, redemption, repurchase provisions, and other rights, qualifications, limitations or restrictions thereof, as it may determine. Notwithstanding the foregoing or any other provision of these Bye-laws (except for the immediately following sentence), the Company shall not issue any shares or grant options or warrants in any manner that the Board determines may result in a non-DE MINIMIS adverse tax, legal or regulatory consequence to the Company, any of its subsidiaries or any direct or indirect holder of shares or its Affiliates. The immediately preceding sentence shall not apply to any issuance of shares or to grants of options or warrants to a Person acting as an underwriter of securities in the ordinary course of its business, purchasing such shares, options or warrants pursuant to a purchase agreement to which the Company is a party, for resale.

         (2) The Board shall, in connection with the issue of any shares or debentures, have the power to authorize the Company to pay such commission and brokerage fees as may be permitted by law.

         (3) Except as authorized by the Board and permitted by applicable law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or oth-erwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any Person of or for any shares in the Company, PROVIDED that nothing in this BYE-LAW 49 shall prohibit transactions permitted under the Act.

         (4) The Company may from time to time do any one or more of the following things:

                  (a) make arrangements on the issue of shares for a difference between the Shareholders in the amounts and times of payments of calls on their shares;

                  (b) accept from any Shareholder the whole or a part of any amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

                  (c) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

                  (d) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have, in proportion to the respective fractions represented thereby, all of the rights of whole shares, including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

50. VARIATION OF RIGHTS, ALTERATION OF SHARE CAPITAL AND PURCHASE OF SHARES OF THE COMPANY

         (1) Subject to the provisions of the Act, any preference or preferred shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as, before the issue or conversion, may be determined by the Board.

         (2) If at any time the share capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of such class or series) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking PARI PASSU therewith or having less rights. Further, the rights attaching to the common shares shall be deemed not to be varied by the creation or issue of any share ranking in priority for payment of a dividend or with any other rights more favorable than those conferred by the common shares.

         (3) The Company may from time to time by resolution of the Shareholders or pursuant to BYE-LAW 49 (as applicable) change the currency denomination of, increase, alter, divide, consolidate, subdivide, diminish or reduce its share capital in accordance with the provisions of the Act. Where, on any change or reduction of share capital as aforesaid, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit, including, without limiting the generality of the foregoing, the issue to Shareholders, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Shareholders.

         (4) The Company may from time to time purchase (or repurchase) its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all of the powers of the Company to purchase (or repurchase) all or any part of its own shares in accordance with the Act.

         (5) Notwithstanding the foregoing, the Company shall not vary the rights attaching to any class or series of shares, change or reduce its share capital or purchase (or repurchase) its own shares if the Board, after taking into account, among other things, any reduction in voting power required by BYE-LAWS 44-47 (inclusive), determines that any non-DE MINIMIS adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any direct or indirect holder of shares or its Affiliates would result from such action.

51.      REGISTERED HOLDER OF SHARES

         (1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person.

         (2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by check or draft sent through the post directed to the Shareholder at such Shareholder's address as recorded in the Register of Shareholders or, in the case of joint holders, to such address of the holder first named in the Register of Shareholders, or to such Person and to such address as such holder or joint holders may in writing direct. If two or more Persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

52.      DEATH OF A JOINT HOLDER

         Where two or more Persons are registered as joint holders of a share or shares then, in the event of the death of any joint holder or holders, the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

53.      SHARE CERTIFICATES

         (1) Every Shareholder shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class or series of shares held by such Shareholder and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. Notwithstanding BYE-LAW 79, the Board may determine that a share certificate need not be signed on behalf of the Company or that the seal of the Company need not be attested.

         (2) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

         (3) If any such certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

54.      CALLS ON SHARES

         (1) The Board may from time to time make such calls as it thinks fit upon the Shareholders in respect of any monies unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholder may, at the discretion of the Board, be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

         (2) The Board may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

         (3) Any sum that, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all of the purposes of these Bye-laws be deemed to be a call duly made and payable, on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all of the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

         (4) The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

         (5) The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

55.      FORFEITURE OF SHARES

         (1) If any Shareholder fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Shareholder, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward to such Shareholder a notice in the form (or as near thereto as circumstances admit) set forth in SCHEDULE A hereto.

         (2) If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

         (3) A Shareholder whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

         (4) The Board may accept the surrender of any shares that it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it has been forfeited.

                            REGISTER OF SHAREHOLDERS

56.      CONTENTS OF REGISTER OF SHAREHOLDERS

         The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

57.      INSPECTION OF REGISTER OF SHAREHOLDERS

         The Register of Shareholders shall be open to inspection at the registered office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

58.      DETERMINATION OF RECORD DATES

         Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

                  (a) determining the Shareholders entitled to receive any dividend or distribution; and

                  (b) determining the Shareholders entitled to receive notice of and to vote at any general meeting of the Company.

                               TRANSFER OF SHARES

59.      INSTRUMENT OF TRANSFER

         (1) Subject to paragraph (5) of BYE-LAW 60, an instrument of transfer shall be in the form (or as near thereto as circumstances admit) set forth in SCHEDULE B hereto or in such other common form as the Board may accept. Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, PROVIDED that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Shareholders.

         (2) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

60.      RESTRICTIONS ON TRANSFER

         (1) The Board may decline to approve or register any transfer of shares if it appears to the Board, after taking into account, among other things, any reduction in voting power required pursuant to the provisions of BYE-LAWS 44-47 (inclusive), that any non-DE MINIMIS adverse tax, regulatory or legal consequences to the Company, any subsidiary of the Company, or any other direct or indirect holder of shares or its Affiliates would result from such transfer (including if such consequence arises as a result of any such Person (other than the XL Group or any other Person who has the benefit of clause (ii) to paragraph
(1) of BYE-LAW 44) owning Controlled Shares of more than 9.5% of the value of the Company or the voting shares of the Company). The Board shall have the authority to request from any holder of shares, and such holder of shares shall provide, such information as the Board may reasonably request for the purpose of determining whether any transfer should be permitted.

         (2) Unless otherwise required by any applicable requirements of the New York Stock Exchange (or any other applicable stock exchange), the Board (i) may decline to approve or to register any transfer of any share if a written opinion from counsel acceptable to the Company shall not have been obtained to the effect that registration of such shares under the U.S. Securities Act of 1933, as amended, is not required and (ii) shall decline to approve or to register any transfer of any share if the transferee shall not have been approved by applicable governmental authorities if such approval is required or if not in compliance with applicable consent, authorization or permission of any governmental body or agency in Bermuda.

         (3) If the Board refuses to register a transfer of any share, the Secretary shall send, or procure that there shall be sent, within one month after the date on which the transfer was lodged with the Company, to the transferor and transferee notice of the refusal.

         (4) The registration of transfers may be suspended at such times and for such periods as the Board may from time to time determine, PROVIDED always that such registration shall not be suspended for more than 45 days in any year.

         (5) Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act. (6) The restrictions on transfer of shares contained in this BYE-LAW 60 shall not apply to any transfer (being in compliance with applicable consent, authorization or permission of Bermuda Monetary Authority) in connection with
(a) any public offering of the Company's shares (whether a primary or secondary offering) or (b) any transaction approved by the Board prior to these Bye-laws coming into effect (as indicated in the resolutions of the Shareholders adopting these Bye-laws).

61.      TRANSFERS BY JOINT HOLDERS

         The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

                             TRANSMISSION OF SHARES

62.      REPRESENTATIVE OF DECEASED SHAREHOLDER

         In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only Persons recognized by the Company as having any title to the deceased Shareholder's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share that had been jointly held by such deceased Shareholder with other Persons. Subject to the provisions of the Act, for the purpose of this BYE-LAW 62, "legal personal representative" means the executor or administrator of a deceased Shareholder or such other Person as the Board may decide as being properly authorized to deal with the shares of a deceased Shareholder.

63.      REGISTRATION ON DEATH OR BANKRUPTCY

         Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate another Person to be registered as a transferee of such share, and in such case such Person becoming entitled shall execute in favor of such nominee an instrument of transfer in the form (or as near thereto as circumstances admit) set forth in SCHEDULE C hereto. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder, PROVIDED that the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by such Shareholder before such Shareholder's death or bankruptcy, as the case may be.

                        DIVIDENDS AND OTHER DISTRIBUTIONS

64.      DECLARATION OF DIVIDENDS BY THE BOARD

         (1) The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Shareholders in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

         (2) The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

65.      OTHER DISTRIBUTIONS

         The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

66.      RESERVE FUND

         The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalizing dividends or for any other special purpose.

67.      DEDUCTION OF AMOUNTS DUE TO THE COMPANY

         The Board may deduct from the dividends or distributions payable to any Shareholder all monies due from such Shareholder to the Company on account of calls.

                                 CAPITALIZATION

68.      ISSUE OF BONUS SHARES

         (1) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares PRO RATA to the Shareholders.

         (2) The Company may capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                        ACCOUNTS AND FINANCIAL STATEMENTS

69.      RECORDS OF ACCOUNT

         The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

                  (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

                  (b) all sales and purchases of goods by the Company; and

                  (c) the assets and liabilities of the Company.

         Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board may determine and shall be available for inspection by the Directors during normal business hours.

70.      FINANCIAL YEAR END

         The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December of each year.

71.      FINANCIAL STATEMENTS

         Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders at the general meeting of Shareholders.

                                      AUDIT

72.      APPOINTMENT OF AUDITOR

         Subject to the Act, the Company shall in general meeting appoint Auditors to hold office for such period as the Shareholders may determine. Whenever there are no Auditors appointed as aforesaid or a usual vacancy occurs in the office of the Auditors, the Audit Committee may appoint Auditors to hold office for such period as the Audit Committee may determine subject to earlier removal from office by the Company in general meeting. No Auditor may be a Shareholder and no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

73.      REMUNERATION OF AUDITOR

         Unless fixed by the Company in general meeting, the remuneration of the Auditor shall be as determined by the Audit Committee.

74.      REPORT OF THE AUDITOR

         Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to provisions of the Act, the accounts of the Company shall be audited by the Auditor at least once in every year.

                                     NOTICES

75.      NOTICES TO SHAREHOLDERS OF THE COMPANY

         A notice may be given by the Company to any Shareholder either by delivering it to such Shareholder in person or by sending it to such Shareholder's address in the Register of Shareholders or to such other address given for the purpose. For the purposes of this BYE-LAW 75, a notice may be sent by mail, courier service, facsimile, email or other mode of representing words in a legible form.

76.      NOTICES TO JOINT SHAREHOLDERS

         Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all of the holders of such shares.

77.      SERVICE AND DELIVERY OF NOTICE

         Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission (which shall be deemed to be two calendar days from deposit in the case of mail) and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if mailed, and the time when it was mailed, delivered to the courier or transmitted by facsimile, email, or such other method, as the case may be.

                               SEAL OF THE COMPANY

78.      THE SEAL

         The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals.

79.      MANNER IN WHICH SEAL IS TO BE AFFIXED

         Subject to BYE-LAW 53, the seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any Person appointed by the Board for the purpose, PROVIDED that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative's signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, share or other security certificate.

                                   WINDING-UP

80.      WINDING-UP/DISTRIBUTION BY LIQUIDATOR

         If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Shareholders, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts as the liquidator shall think fit for the benefit of the Shareholders, PROVIDED that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             ALTERATION OF BYE-LAWS

81.      ALTERATION OF BYE-LAWS

         No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Shareholders; PROVIDED that (i) the approval of such resolution of the Shareholders with respect to any such rescission, alteration or amendment of, or the adoption of any Bye-law or provision inconsistent with, BYE-LAWS 8, 10, 11, 12, 14, 18, 26, 27, 29, 31, 38, 44, 45, 46 or 47, this
BYE-LAW 81 or any material defined term used in any such Bye-law shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the total combined voting power of all issued and outstanding shares of the Company, (ii) any such rescission, alteration or amendment of, or the adoption of any Bye-law or provision inconsistent with, BYE-LAW 27 or any material defined term used in such BYE-LAW 27 shall not affect the waiver of any claim or right of action with respect to past acts or omissions and (iii) any such rescission, alteration or amendment of, or the adoption of any Bye-law or provision inconsistent with, BYE-LAW 18 or any material defined term used in such BYE-LAW 18 shall require the prior written consent of XL Capital Ltd.

                                                                      SCHEDULE A
                                                                    (BYE-LAW 55)


         NOTICE OF LIABILITY TO FORFEITURE FOR NON PAYMENT OF CALL

         You have failed to pay the call of [amount of call] made on the     day
of          , 20  , in respect of the [number] share(s) ([numbers in figures])
standing in your name in the Register of Shareholders of the Company, on the
day of            , 20  , the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at
the rate of per annum computed from the said      day of         , 20   , on or
before the    day of         , 20    at the place of business of the Company,
the share(s) will be liable to be forfeited.


Dated this     day of             , 20

                                                  ------------------------------
                                                     [Signature of Secretary]


                                                  ------------------------------
                                                     By order of the Board

                                                                      SCHEDULE B
                                                                    (BYE-LAW 59)

                          TRANSFER OF A SHARE OR SHARES

         FOR VALUE RECEIVED

                                    [amount]

                                  [transferor]

         Hereby sell assign and transfer unto

                                  [transferee]

         Of

                                    [address]

                               [number of shares]

         shares of

                                [name of Company]

Dated:
       --------------------
                                               ---------------------------------
                                                          (Transferor)


In the presence of:


----------------------------------
            (Witness)


                                               ---------------------------------
                                                          (Transferor)





In the presence of:


----------------------------------
             (Witness)

                                                                      SCHEDULE C
                                                                    (BYE-LAW 63)

                              TRANSFER BY A PERSON
             BECOMING ENTITLED ON DEATH/BANKRUPTCY OF A SHAREHOLDER

         I/We having become entitled in consequence of the [death/bankruptcy] of [name of the deceased Shareholder] to [number] share(s) standing in the register of Shareholders of [Company] in the name of the said [name of deceased Shareholder] instead of being registered myself/ourselves elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee his or her executors administrators and assigns subject to the conditions on which the same were held at the time of the execution thereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

WITNESS our hands this      day of                , 20



Signed by the above-named
[Person or Persons entitled]
in the presence of:



Signed by the above-named
[transferee] in the presence of: